Exhibit 99.1

Chemomab Therapeutics Announces Executive Leadership Changes and
Provides a Corporate Update

 ─Adi Mor, PhD, Co-founder, Board Director and Chief Scientific Officer, Reappointed
to CEO Role─

─Sigal Fattal, Vice President Finance, Reappointed as CFO─

─On Track for PSC Phase 2 Topline Data Readout in Latter Part of 2024─

─Implementing Further Reorganization and Efficiency Measures Intended to Extend Cash
Runway to End of 2024, After Expected PSC Phase 2 Topline Data Readout─

─Nissim Darvish, MD, PhD, Appointed Chairman of the Board─

TEL AVIV, Israel, June 5, 2023 -- Chemomab Therapeutics Ltd. (Nasdaq: CMMB), a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need, today announced changes to its executive leadership  team and provided a corporate update.

Adi Mor, PhD, co-Founder and former Chief Executive Officer (CEO) of Chemomab, and current Director and Chief Scientific Officer, has been reappointed to the role of CEO, replacing Dale Pfost, PhD. Sigal Fattal, former Chief Financial Officer (CFO) and current Vice President, Finance, has been reappointed to the role of CFO, replacing Donald Marvin. Current Director Nissim Darvish, MD, PhD, has been appointed Chairman of the Board, replacing Dr. Pfost. All the appointments were effective June 1, 2023.

“I am excited to resume my corporate leadership responsibilities and look forward to continued engagement with our key stakeholders,” said Dr. Mor. “After a comprehensive internal strategic review, we are implementing additional cost-reduction measures expected to extend our existing cash runway from mid-year 2024 to the end of 2024, after the expected topline data readout from the Phase 2 primary sclerosing cholangitis (PSC) trial of CM-101, our novel, first-in-class anti-CCL24 antibody. Patient enrollment in the PSC trial is going well and is on track to achieve our projected data analysis timelines. Extensive preclinical studies in animal models and human tissue suggest that CM-101 may have therapeutic potential in systemic sclerosis (SSc); however, we are suspending initiation of the Phase 2 SSc trial in order to preserve capital. We plan to revisit the timing of study initiation going forward.”

“This transition of executive leadership to the company’s founding team will focus on maintaining business continuity and ensuring clinical plan execution,” continued Dr. Mor. “Our organization has been strengthened by the addition of highly qualified U.S. based clinical operations, medical and corporate development professionals who have accelerated our clinical trial recruitment and positioned CM-101 to achieve a timely clinical readout, while continuing to build relationships with a broad range of potential partners.”

“The novelty and potential of our unique approach to fibro-inflammatory diseases are highlighted by our four presentations at major medical meetings in June,” noted Dr. Mor. “At the EASL Congress later this month we will be discussing biomarker data from our Phase 2 liver fibrosis trial in non-alcoholic steatohepatitis (NASH) patients, including some exciting new data from recently completed secondary analyses. The new results show encouraging improvements in additional inflammatory and fibrogenesis-related biomarkers that are consistent and supplemental to the initial results reported from the trial. They also suggest that CM-101-treated patients with more active fibrotic disease tend to show greater improvements than patients with less active disease or placebo patients. The consistent improvements in fibro-inflammatory biomarkers seen in the Phase 2 NASH results are encouraging and reinforce that these data may serve as a potential bridge to other anti-fibrotic indications such as PSC, providing additional evidence that CM-101 could be a valuable therapy for this debilitating disease that lacks effective treatment options.”

“We are delighted to reappoint Adi Mor to the CEO role,” said Dr. Darvish. “Adi co-founded Chemomab in 2011 and was its CEO until 2021. She led the company’s growth from discovery stage to Phase 2 clinical trials, as well as its transition to a Nasdaq-traded firm. Adi’s exceptional corporate leadership skills are complemented by her extensive knowledge in autoimmune, inflammatory and fibrotic diseases and broad experience in developing monoclonal antibodies. We are grateful to both Dale and Don for their invaluable contributions to strengthening the company’s infrastructure and helping to advance our clinical programs, and we wish them both continued success in their future endeavors.”

Sigal Fattal joined Chemomab in 2020 as its CFO. She has over 20 years of experience in establishing and managing effective financial business and strategic activities in a range of industries, including serving as a CFO of public companies. Ms. Fattal holds a BA in Accounting and Economics, with honors, and an MBA, both from Tel Aviv University, and is a Certified Public Accountant in Israel.

Nissim Darvish has served on the Board of Directors of Chemomab since 2015. He is a General Partner at Eliraz Ventures and serves as a director at several private and public companies. Previously, he was a Venture Partner at OrbiMed Israel and a member of the boards of directors of 9 Meters Biopharma and Medigus. Earlier, Dr. Darvish was a General Partner managing life sciences investments at Pitango Venture Capital. He was also a founder and CEO of Impulse Dynamics. Dr. Darvish obtained his MD and PhD in biophysics and physiology from the Technion in Israel and subsequently conducted post-doctoral research at the U.S. National Institutes of Health.

About Chemomab Therapeutics Ltd.
Chemomab is a clinical stage biotechnology company discovering and developing innovative therapeutics for fibro-inflammatory diseases with high unmet need. Based on the unique and pivotal role of the chemokine CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to neutralize CCL24 activity. In preclinical and clinical studies to date, CM-101 appears safe, with the potential to treat multiple severe and life-threatening fibro-inflammatory diseases. Chemomab has reported encouraging results from a Phase 2 liver fibrosis study in NASH patients and an investigator study in patients with severe lung injury. A Phase 2 trial in primary sclerosing cholangitis patients is ongoing. For more information on Chemomab, visit chemomab.com.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the clinical development pathway for CM-101; the future operations of Chemomab and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the Company’s cash position and expectations regarding its ability to achieve the topline data readout from the Phase 2 primary sclerosing cholangitis (PSC) trial of CM-101 with its current cash; the nature, strategy and focus of Chemomab; the development and commercial potential and potential benefits of any product candidates of Chemomab; and that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Chemomab's current expectations. Forward-looking statements involve risks and uncertainties. Because such statements deal with future events and are based on Chemomab's current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Chemomab could differ materially from those described in or implied by the statements in this presentation, including those found under the caption "Risk Factors" and elsewhere in Chemomab's filings and reports with the SEC. Chemomab expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Chemomab's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Contacts:

Media and Investors:
Chemomab Therapeutics:
Barbara Lindheim
Consulting Vice President, Investor &
Public Relations, Strategic Communications
Phone: +1 917-355-9234
barbara.lindheim@chemomab.com

Investor Relations:
Irina Koffler
LifeSci Advisors, LLC
Phone: +1 917-734-7387
ir@chemomab.com